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                                                                       EXHIBIT 5

                                 JONES, WALKER
                              WAECHTER, POITEVENT
                           CARRERE & DENEGRE, L.L.P.

  504-582-8000                                                 PLACE ST. CHARLES
FAX 504-582-8583                                          201 ST. CHARLES AVENUE
                                              NEW ORLEANS, LOUISIANA  70170-5100



                                January 14, 1997


American Oilfield Divers, Inc.
130 East Kaliste Saloom Road
Lafayette, Louisiana  70508

         Re:     American Oilfield Divers, Inc.
                 1997 Public Offering
                 Registration No. 333-18153

Gentlemen:

         We have acted as your counsel in connection with the preparation of Registration Statement No. 333-18153 on Form S-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 3,565,000 shares of common stock (the "Shares"), no par value (the "Common Stock"), of which up to 2,967,315 shares of Common Stock are being offered by the Company (the "Company Shares") and 597,685 shares of Common Stock are being offered by certain Selling Stockholders (the "Selling Stockholders") identified in the Registration Statement.

         In so acting, we have examined original, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and of such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. In delivering the opinion set forth below we have assumed and relied upon the matters of fact set forth in such documents.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and sold upon the terms described in the Registration Statement, will be validly issued and outstanding, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section





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7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        JONES, WALKER, WAECHTER,
                                            POITEVENT, CARRERE & DENEGRE, L.L.P.



                                        /s/  CARL C. HANEMANN
                                        ----------------------------------------
                                        By:  Carl C. Hanemann